Exhibit 99.1
Phreesia Announces Fiscal Third Quarter 2021 Results
NEW YORK, December 8, 2020 – Phreesia, Inc. (NYSE: PHR) (“Phreesia”) announced financial results today for the fiscal third quarter ended October 31, 2020.

"Our third quarter results reflect our entire team’s commitment to our clients and Phreesia's mission of creating a better, more engaging healthcare experience,” said Phreesia CEO Chaim Indig.

Fiscal Third Quarter 2021 Highlights
•Revenue was $38.5 million in the quarter as compared to $32.8 million in the same period in the prior year, an increase of 17%.
•Average number of provider clients was 1,737 in the quarter as compared to 1,573 in the same period in the prior year, an increase of 10%.
•Average revenue per provider client was $17,490 in the quarter compared to $16,637 in the same period in the prior year, an increase of 5%.
•Adjusted EBITDA was positive $1.2 million in the quarter compared to positive $3.0 million in the same period in the prior year.
•Cash and cash equivalents as of October 31, 2020 was $254.1 million, an increase of $163.8 million compared to January 31, 2020, driven primarily by our follow-on offering of common stock, which generated net proceeds of $174.5 million.
Conference Call Information
The Company will host a conference call and webcast on Wednesday, December 9, 2020, at 8:30 a.m. Eastern Time to review the quarterly results. To participate in Phreesia's live conference call and webcast, please dial (866) 211-4557, or (647) 689-6750 for international participants, using conference code number 2375761, or visit the “Events & Presentations” section of ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the “Events & Presentations” section of ir.phreesia.com, and will remain available for approximately 90 days.

Recent Events

COVID-19
In December 2019, an outbreak of a novel strain of coronavirus (COVID-19) originated in Wuhan, China and spread to a number of other countries, including the United States and Canada. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic and the United States declared a national emergency with respect to COVID-19. The impact of the outbreak has been rapidly evolving and has led to the implementation of various responses, including government-imposed quarantines, travel restrictions, business and school closures and other public health safety measures. It has also disrupted the normal operations of many businesses, including ours. COVID-19 has also disrupted, and we believe will continue to disrupt, the normal operations of our clients, which are primarily healthcare providers. Because our business relies, in part, on the growth and success of our clients, any disruption to our clients' operations will impact our revenue as follows:
•Subscription and related services: Disruptions to provider operations, including travel restrictions and provider office closures, impact our subscription and related services revenue because of disruptions to sales processes and client implementations.
•Payment processing: The decline in non-essential and elective patient visits directly impacts the revenue we receive from payment processing tools.
•Life sciences: Because our life sciences revenue is driven by the number of patients receiving targeted messages, a decline in patient visits may impact our revenue earned through patient engagement.

Beginning in early September 2020, we saw patient visits return to pre-pandemic levels as some of the restrictions and other safety measures have been lifted. We have seen positive trends as a result of our ability to use our Platform and solutions to assist our healthcare provider clients as they implement new safety protocols in order to continue to see patients, including minimizing contact during intake of patients, mobile check-in, transitioning patients to telehealth visits and enabling providers to screen patients for COVID-19 risk factors. Our COVID-19 module was used in over 30 million patient screenings between February 10, 2020 and November 30, 2020.

Given the unknown timeline and the near-term uncertainty of COVID-19 on our business, there continues to be uncertainty as to the extent to which the global COVID-19 pandemic may adversely impact our business operations, financial performance, and results of operations at this time. Further, due to recent surges of COVID-19 cases in many states, or a second wave, we may see quarantines and additional restrictions being put in place again, which could impact patient visits across our provider clients similar to the trends during the earlier periods of the pandemic.

Principal Executive Offices

In March 2020, in the wake of the pandemic, we prepared the Company for indefinite remote work. Consistent with our long-term plans for remote work, we made the decision to allow our New York City Office lease to expire at the end of January 2021. We will continue to have a significant employee presence in the New York City area, including our Chief Executive Officer and our Chief Operating Officer. However, effective December 9, 2020, our Raleigh, North Carolina office will become our principal executive offices.

Outlook for Fiscal 2021 and Fiscal 2022
For the full fiscal year 2021, ending January 31, 2021, the Company expects to report revenue of $146 to $147 million. For the full fiscal year 2022, ending January 31, 2022, the Company expects revenue to grow between 20 and 25 percent over fiscal year 2021.

Phreesia, Inc.
Balance Sheets
in thousands, except for shares and per share data

	October 31, 2020	January 31, 2020
	(unaudited)
Assets
Current:
Cash and cash equivalents	$254,118	$90,315
Settlement assets	12,267	12,368
Accounts receivable, net of allowances	27,594	21,978
Deferred contract acquisition costs	1,708	1,720
Prepaid expenses and other current assets	6,825	5,157
Total current assets	302,512	131,538
Property and equipment, net of accumulated depreciation and amortization of $42,665 and $35,551	19,160	14,487
Capitalized internal-use software, net of accumulated amortization of $23,907 and $19,554	9,986	8,735
Operating lease right-of-use assets (1)	3,192	—
Deferred contract acquisition costs	1,227	1,594
Intangible assets, net of accumulated amortization of $450 and $271	1,020	1,199
Deferred tax assets	496	775
Goodwill	250	250
Other assets	207	180
Total assets	$338,050	$158,758
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$12,267	$12,368
Current portion of debt and finance lease liabilities	4,722	2,324
Current portion of operating lease liabilities (1)	1,288	—
Accounts payable	4,215	6,017
Accrued expenses	12,662	9,243
Deferred revenue	6,623	5,401
Total current liabilities	41,777	35,353
Long-term debt and finance lease liabilities	24,439	21,540
Operating lease liabilities, noncurrent (1)	2,158	—
Total liabilities	68,374	56,893
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value—500,000,000 shares authorized as of October 31, 2020 and January 31, 2020, respectively; 44,039,563 and 36,610,763 shares issued and outstanding as of October 31, 2020 and January 31, 2020, respectively	440	366
Additional paid-in capital	573,786	386,383
Accumulated deficit	(303,681)	(284,485)
Treasury stock	(869)	(399)
Total Stockholders’ Equity	269,676	101,865
Total Liabilities and Stockholders’ Equity	$338,050	$158,758
(1) Figures as of October 31, 2020 reflect the Company's February 1, 2020 adoption of Accounting Standards Codification 842, Leases (ASC 842).

Phreesia, Inc.
Unaudited Statements of Operations
(in thousands, except for shares and per share data)

	Three months ended October 31,		Nine months ended October 31,
	2020	2019	2020	2019
Revenue:
Subscription and related services	$17,468	$14,606	$50,196	$41,292
Payment processing fees	12,917	11,559	36,452	34,781
Life sciences	8,079	6,678	20,221	15,895
Total revenues	38,464	32,843	106,869	91,968
Expenses:
Cost of revenue (excluding depreciation and amortization)	6,472	4,388	16,477	12,594
Payment processing expense	7,530	6,902	21,125	20,952
Sales and marketing	10,481	8,348	30,013	24,170
Research and development	5,732	4,774	16,267	13,762
General and administrative	10,370	7,184	28,721	20,849
Depreciation	2,447	2,153	7,125	6,444
Amortization	1,546	1,325	4,531	3,823
Total expenses	44,578	35,074	124,259	102,594
Operating loss	(6,114)	(2,231)	(17,390)	(10,626)
Other income (expense)	62	77	(229)	(740)
Change in fair value of warrant liability	—	—	—	(3,307)
Interest income (expense)	(467)	(219)	(1,206)	(1,769)
Total other income (expense)	(405)	(142)	(1,435)	(5,816)
Loss before provision for income taxes	(6,519)	(2,373)	(18,825)	(16,442)
Provision for income taxes	(194)	(64)	(371)	(183)
Net loss	$(6,713)	$(2,437)	$(19,196)	$(16,625)
Preferred stock dividend paid	—	—	—	(14,955)
Accretion of redeemable preferred stock	—	—	—	(56,175)
Net loss attributable to common stockholders, basic and diluted	$(6,713)	$(2,437)	$(19,196)	$(87,755)
Net loss per share attributable to common stockholders, basic and diluted	$(0.17)	$(0.07)	$(0.51)	$(5.85)
Weighted-average common shares outstanding, basic and diluted	38,511,370	35,790,951	37,855,503	15,007,247

Phreesia, Inc.
Unaudited Statements of Cash Flows
(in thousands, except for shares and per share data)

	Nine Months Ended October 31,
	2020	2019
Cash used in operating activities:
Net loss	$(19,196)	$(16,625)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,656	10,267
Stock-based compensation expense	9,616	3,832
Change in fair value of warrants liability	—	3,307
Amortization of debt discount	318	412
Loss on extinguishment of debt	—	1,073
Cost of Phreesia hardware purchased by customers	604	512
Deferred contract acquisition costs amortization	2,280	1,465
Non-cash operating lease expense	1,228	—
Deferred tax asset	279	—
Changes in operating assets and liabilities
Accounts receivable	(5,616)	(3,899)
Prepaid expenses and other assets	(1,940)	(2,943)
Deferred contract acquisition costs	(1,901)	(1,414)
Accounts payable	(2,300)	1,629
Accrued expenses and other liabilities	3,982	3,098
Lease liability	(1,419)	—
Deferred revenue	1,222	(1,162)
Net cash used in operating activities	(1,187)	(448)
Cash used in investing activities:
Capitalized internal-use software	(4,663)	(4,329)
Purchase of property and equipment	(6,440)	(4,826)
Net cash used in investing activities	(11,103)	(9,155)
Cash provided by financing activities:
Proceeds from issuance of common stock in equity offerings, net of underwriters' discounts and commissions	174,800	130,781
Payment of preferred stock dividends	—	(14,955)
Proceeds from issuance of common stock upon exercise of stock options	3,351	445
Purchase of treasury stock	(869)	—
Payment of offering costs	(226)	(5,944)
Proceeds from revolving line of credit	—	9,876
Payments of revolving line of credit	—	(17,676)
Proceeds from term loan	—	20,000
Repayment of term loan and loan payable	—	(21,042)
Insurance financing arrangement	2,009	—
Principal portion of finance lease payments	(1,797)	(1,624)
Principal payments on financing arrangements	(881)	—
Debt extinguishment costs	—	(300)
Debt issuance costs	(69)	(112)
Loan facility fee payment	(225)	—

Net cash provided by financing activities	176,093	99,449
Net increase in cash and cash equivalents	163,803	89,846
Cash and cash equivalents – beginning of period	90,315	1,543
Cash and cash equivalents – end of period	$254,118	$91,389
Supplemental information of non-cash investing and financing information:
Right-of-use assets recorded in exchange for operating lease liabilities (1)	$4,420	$—
Property and equipment acquisitions through finance leases	$6,050	$1,738
Capitalized software acquired through vendor financing	$174	$—
Purchase of property and equipment and capitalized software included in accounts payable	$1,681	$546
Issuance of warrants related to debt	$—	$833
Cashless transfer of term loan and related accrued fees into revolving credit facility	$20,257	$—
Cashless transfer of lender fees through increase in debt balance	$406	$—
Deferred offering costs included in accounts payable and accrued liabilities	$64	$—
Cashless exercise of common stock warrants	$—	$2,521
Cash payments for:
Interest	$1,047	$1,834
(1) Includes $2,741 initial right of use asset recorded upon adoption of ASC 842.

Non-GAAP financial measures
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We define Adjusted EBITDA as net income or loss, before interest (income) expense, provision for income taxes, depreciation and amortization, and before non-cash stock-based compensation expense, non-cash change in fair value of warrant liability and other (income) expense.
We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this release and our Annual Report on Form 10-K because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; or (3) tax payments that may represent a reduction in cash available to us; (4) cash payments for interest and other non-operating expenses; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA (Unaudited)

	Three Months ended October 31,		Nine Months ended October 31,
(in thousands, unaudited)	2020	2019	2020	2019
Net loss	$(6,713)	$(2,437)	$(19,196)	$(16,625)
Interest (income) expense	467	219	1,206	1,769
Depreciation and amortization	3,993	3,478	11,656	10,267
Stock-based compensation expense	3,316	1,766	9,616	3,832
Change in fair value warrant liability	—	—	—	3,307
Provision for income taxes	194	64	371	183
Other (income) expense	(62)	(77)	229	740
Adjusted EBITDA	$1,195	$3,013	$3,882	$3,473

Phreesia, Inc.
Reconciliation of GAAP and Adjusted Operating Expenses (Unaudited)

	Three Months ended October 31,		Nine Months ended October 31,
(in thousands)	2020	2019	2020	2019
GAAP operating expenses
General and administrative	10,370	7,184	28,721	20,849
Sales and marketing	10,481	8,348	30,013	24,170
Research and development	5,732	4,774	16,267	13,762
Cost of revenue	6,472	4,388	16,477	12,594
	$33,055	$24,694	$91,478	$71,374
Stock compensation included in GAAP operating expenses
General and administrative	$1,635	$1,040	$5,169	$2,353
Sales and marketing	1,008	437	2,530	863
Research and development	470	232	1,494	485
Cost of revenue	203	57	423	131
	$3,316	$1,766	$9,616	$3,832
Adjusted operating expenses
General and administrative	$8,735	$6,144	$23,552	$18,496
Sales and marketing	9,473	7,911	27,483	23,307
Research and development	5,262	4,542	14,773	13,276
Cost of revenue	6,269	4,331	16,054	12,463
	$29,739	$22,928	$81,862	$67,542

Phreesia, Inc.
Key Metrics (Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2020	2019	2020	2019
Key Metrics:
Provider clients (average over period)	1,737	1,573	1,679	1,560
Average revenue per provider client	$17,490	$16,637	$51,604	$48,768
Patient payment volume (in millions)	$524	$463	$1,445	$1,388

•Provider clients. We define provider clients as the average number of healthcare provider organizations that generate revenue each month during the applicable period. In one specific case wherein, we act as a subcontractor providing white-label services to our partner’s clients, we treat this contractual relationship as a single provider client. We believe growth in the number of provider clients is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our platform to healthcare provider organizations that are not yet clients. While growth in the number of provider clients is an important indicator of expected revenue growth, it also informs our management of the areas of our business that will require further investment to support expected future provider client growth. For example, as the number of provider clients increases, we may need to add to our customer support team and invest to maintain effectiveness and performance of our platform and software for our provider clients and their patients.

•Average revenue per provider client. We define average revenue per provider client as the total subscription and related services and payment processing revenue generated from provider clients in a given period divided by the average number of provider clients that generate revenue each month during that same period. We are focused on continually delivering value to our provider clients and believe that our ability to increase average revenue per provider client is an indicator of the long-term value of our existing provider client relationships.

•Patient payment volume. We measure patient payment volume as the total dollar volume of transactions between our provider clients and their patients utilizing our payment platform, including via credit and debit cards, cash and check. Patient payment volume is a major driver of our payment processing revenue, and we believe that patient payment volume is an indicator of both the underlying health of our provider clients’ businesses and the continuing shift of healthcare costs to patients. Credit and debit patient payment volume processed through our payment facilitator model represented 80% and 82% of our patient payment volume in the three months ended October 31, 2020 and 2019, respectively. Credit and debit patient payment volume processed through our payment facilitator model represented 82% and 83% of our patient payment volume in the nine months ended October 31, 2020 and 2019, respectively. The remainder of our patient payment volume is composed of credit and debit transactions for which Phreesia acts as a gateway to another payment processor, and cash and check transactions.

Available Information
Phreesia intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Phreesia’s plans, intentions, expectations, strategies and prospects. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-

looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our revenue, costs of revenue, operating expenses, cash flows and our business outlook for the fiscal years ended January 31, 2021 and 2022; our anticipated growth; our predictions about our industry; the impact of the COVID-19 pandemic on our business and our ability to attract, retain and cross-sell to healthcare provider clients. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Phreesia’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and in our Quarterly Report on Form 10-Q that will be filed with the SEC following this earnings release. The forward-looking statements in this release are based on information available to Phreesia as of the date hereof, and Phreesia disclaims any obligation to update any forward-looking statements, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures.
ABOUT PHREESIA
Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to optimize their staffing, boost profitability and enhance clinical care.
Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950
Media:
Maureen McKinney
Phreesia Inc.
mmckinney@phreesia.com